Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Bukit Jalil Global Investment Ltd.
Address:	31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras

Kuala Lumpur, Malaysia 55200
Date of Event Requiring	June 27, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or	Bukit Jalil Global Acquisition 1 Ltd.
Trading Symbol:	BUJA

Relationship of Reporting	10% Owner
Person(s) to Issuer:

If Amendment, Date Original	Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	Bukit Jalil Global Investment Ltd.

By: /s/ Chyi Chyi Ooi
Name: Chyi Chyi Ooi
Title: Director